UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

UNION NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19214	23-2415179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lausch Lane, Lancaster, Pennsylvania	17601
(Address of principal executive offices)	(Zip Code)

(717) 492-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K/A

ITEM 3.02. Unregistered Sales of Equity Securities.

On May 19, 2008, Union National Financial Corporation (the “Corporation”), commenced the sale of up to 526,315 shares of the Corporation’s common stock, par value $0.25 per share, at $9.50 per share for a maximum aggregate offering price of $4,999,992.50 (the “Shares”) in reliance on an exemption from registration under Section 3(b) of the Securities Act of 1933 (the “1933 Act”) and Rule 505 of SEC Regulation D.

Under Rule 505 of SEC Regulation D, the Corporation may sell Shares to no more than 35 persons who are not Accredited Investors and to an unlimited number of persons who qualify as Accredited Investors. The Shares have not been registered under the 1933 Act and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the 1933 Act.

The Corporation is providing this report in accordance with Rule 135c under the 1933 Act and the notice contained herein does not constitute an offer to sell the Shares, nor a solicitation for an offer to purchase the Shares.

There is no minimum offering amount but, unless waived by the Corporation, there is a minimum purchase requirement of 2,632 Shares for $25,004. Unless waived by the Corporation, the maximum amount of Shares which can be purchased by any single purchaser or multiple purchasers under the control of the same person is 26,316 Shares for $250,002.

Although the Corporation can withdraw or terminate the offering of the Shares at any time, it intends to offer the Shares for a period of six months commencing May 19, 2008 which period may be extended at the discretion of the Corporation to a date not exceeding 90 days from the end of the six month period. The Shares will be offered and sold directly by the officers and directors of the Corporation who will not receive any compensation in connection therewith.

Upon receipt of proceeds from the sale of the Shares, the Corporation will immediately contribute such amounts to the general corporate purposes of the Company including, but not limited to, continuing to meet regulatory capital requirements and increasing the regulatory lending ability of Union National Community Bank, its wholly-owned subsidiary.

On October 23, 2008, the Board of Directors of the Corporation elected to extend the offering period for the Shares until February 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.

UNION NATIONAL FINANCIAL CORPORATION
(Registrant)

Dated: October 29, 2008	/s/ Mark D. Gainer
Mark D. Gainer
Chairman, President, and
Chief Executive Officer